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                                                                      EXHIBIT 11


                       CAPITAL INVESTMENT OF HAWAII, INC.
                                AND SUBSIDIARIES

                      Computation of Loss Per Common Share

                                                                               Years ended July 31,
                                                              --------------------------------------------------
                                                                  1999               1998                1997
                                                              -----------         ----------         ----------
Loss from continuing operations                               $(1,325,158)          (907,203)          (725,847)
Gain (loss) from discontinued operations                          238,591            640,336           (121,137)
                                                              -----------         ----------         ----------
            Net loss applicable to common shareholders        $(1,086,567)          (266,867)          (846,984)
                                                              ===========         ==========         ==========
Divided by weighted average number of common
    shares outstanding during the year                          1,032,692          1,032,692          1,032,692
                                                              ===========         ==========         ==========
Loss per common share:
    Continuing operations                                           (1.28)              (.88)              (.70)
    Discontinued operations                                           .23                .62               (.12)
                                                              -----------         ----------         ----------
            Net loss                                                (1.05)              (.26)              (.82)
                                                              ===========         ==========         ==========


                                                                           Years ended July 31,
                                                                      -----------------------------
                                                                          1996              1995
                                                                      -----------        ----------
Loss from continuing operations                                         (351,989)          (518,013)
Gain (loss) from discontinued operations                                 (21,369)          (289,913)
                                                                      ----------         ----------
            Net loss applicable to common shareholders                  (373,358)          (807,926)
                                                                      ==========         ==========
Divided by weighted average number of common
    shares outstanding during the year                                 1,032,692          1,032,692
                                                                      ==========         ==========
Loss per common share:
    Continuing operations                                                   (.34)              (.50)
    Discontinued operations                                                 (.02)              (.28)
                                                                      ----------         ----------
            Net loss                                                        (.36)              (.78)
                                                                      ==========         ==========



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